Exhibit 99.1

Mach Natural Resources LP Reports Second Quarter 2024 Results; Declares Quarterly Cash Distribution of $0.90 Per Unit

OKLAHOMA CITY, Oklahoma, August 13, 2024 — Mach Natural Resources LP (NYSE: MNR) (“Mach” or the “Company”) today reported financial and operating results for the three months ended June 30, 2024. The Company also announced its quarterly cash distribution and updated its full year 2024 outlook.

Second Quarter 2024 Highlights

●	Averaged total net production of 89.3 thousand barrels of oil equivalent per day (“Mboe/d”) exceeded the high-end of guidance

●	Produced an average of 20.9 thousand barrels of oil per day (“MBbl/d”)

●	Lease operating expense of $5.72 per barrel of oil equivalent (“Boe”) was below the low-end of guidance

●	Reported net income and Adjusted EBITDA of $40 million and $136 million, respectively

●	Generated net cash provided by operating activities of $117 million

●	Divested a portion of Western Anadarko acreage for $38 million with no associated production

●	Made first quarterly term loan amortization payment of $21 million

●	Declared a quarterly cash distribution of $0.90 per unit

Tom L. Ward, Mach’s Chief Executive Officer, noted, “Mach’s second quarter results reflect the continuation of our 2024 plan. A steady adherence to low leverage and disciplined cash flow management allow us to announce a distribution of $0.90 per unit for the period. Our Company was founded on a distribution-focused strategy, and this quarter’s cash distribution demonstrates Mach’s commitment to rewarding its unitholders while navigating the challenges of the market.”

Second Quarter 2024 Financial Results

Mach reported total revenue and net income of $240 million and $40 million in the second quarter of 2024, respectively. Additionally, during the second quarter, the average realized price was $79.27 per barrel of oil, $1.33 per Mcf of natural gas, and $23.83 per barrel of natural gas liquids (“NGLs”). These prices exclude the effects of derivatives.

At the end of the second quarter, Mach had a cash balance of $145 million and a pro forma net-debt-to- Adjusted-EBITDA ratio of 0.9x.

Second Quarter 2024 Operational Results

During the second quarter of 2024, Mach achieved average oil equivalent production of 89.3 Mboe/d, which consisted of 23% oil, 53% natural gas and 24% NGLs. Also, for the second quarter of 2024, Mach’s production revenues from oil, natural gas, and NGLs sales totaled $232 million, comprised of 65% oil, 15% natural gas, and 20% NGLs.

The Company spud 12 gross (10 net) operated wells and brought online 14 gross (12 net) operated wells in the second quarter of 2024. As of June 30, 2024, the Company had 5 gross (4 net) operated wells in various stages of drilling and completion.

Mach’s lease operating expense in the second quarter of 2024 was $46 million, or $5.72 per Boe. Mach incurred $24 million, or $2.93 per Boe, of gathering and processing expenses in the second quarter of 2024. Furthermore, during the second quarter of 2024, production taxes as a percentage of oil, natural gas, and NGL sales were approximately 4.9%, midstream operating profit was approximately $5 million, general and administrative expenses—excluding equity-based compensation of $2 million—was $9 million, and interest expense was $27 million.

In the second quarter of 2024, Mach’s total capital expenditures—excluding acquisitions—were $46 million, including $41 million of upstream capital and $5 million of other capital (including midstream and land).

Distributions

Mach announced today that the board of directors of its general partner declared a quarterly cash distribution for the second quarter of 2024 of $0.90 per common unit. The quarterly cash distribution is to be paid on September 10, 2024, to common unitholders of record as of the close of trading on August 27, 2024.

2024 Operating Plan and Guidance

Today the Company provided updated guidance for 2024 that incorporates the impact of a rig-count reduction, as well as operational efficiencies achieved year-to-date.

During the second quarter, Mach lowered its operated rig count in the Oswego from two rigs to one rig. As a result, the midpoint of full-year capital expenditure guidance is reduced by 15%. Oil volumes for the third quarter 2024 and fourth quarter 2024 are expected to range between 18.6 MBbl/d to 19.9 MBbl/d. Full-year 2024 oil volumes are expected to range between 19.4 MBbl/d to 20.6 MBbl/d. The decision to reduce rig count is fully consistent with the Company’s strategic framework that prioritizes a disciplined reinvestment rate.

In order to account for better-than-expected operational efficiencies achieved year-to-date, the midpoint of full- year 2024 guidance for lease operating expense per BOE has been lowered by 3%. In addition, full-year 2024 total oil-equivalent volumes are expected to range between 82.2 Mboe/d to 87.2 Mboe/d, representing a midpoint improved by 1%. Additional details of Mach’s forward-looking guidance are available on the Company’s website at www.machnr.com.

Conference Call and Webcast Information

Mach will host a conference call and webcast at 8:00 a.m. Central (9:00 a.m. Eastern) on Wednesday, August 14, 2024, to discuss its second quarter 2024 results. Participants can access the conference call by dialing 877-407-2984. A webcast link to the conference call will be provided on the Company’s website at www.ir.machnr.com. A replay will also be available on the Company’s website following the call.

About Mach Natural Resources LP

Mach Natural Resources LP is an independent upstream oil and gas Company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas. For more information, please visit www.machnr.com.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Mach Natural Resources LP

Investor Relations Contact: ir@machnr.com

Financial Statements and Non-GAAP Financial Measures and Disclosures

This press release includes non-GAAP financial measures. Pursuant to regulatory disclosure requirements, Mach is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to generally accepted accounted principles). Reconciliations of these non-GAAP measures, along with other financial and operational disclosures, are provided within the supplemental tables that are available on the Company’s website at www.machnr.com and in the related Form 10-Q filed with the Securities and Exchange Commission (the “SEC”).

Adjusted EBITDA and Cash Available for Distribution are non-GAAP financial measures. Such non-GAAP measures are used as a supplemental financial performance measure by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to more effectively evaluate our operating performance and our results of operation from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. Such non-GAAP measures are not alternatives to GAAP measures.

Such non-GAAP measures should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Such non-GAAP measures are used as a supplemental financial performance measure by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to more effectively evaluate our operating performance and our results of operation from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. Such non-GAAP measures are not alternatives to GAAP measures.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information as to the outcome and timing of future events at the time such statement was made. Such statements are subject to a number of assumptions, risk and uncertainties, many of which are beyond the control of the Company. These include, but are not limited to, commodity price volatility; the impact of epidemics, outbreaks or other public health events, and the related effects on financial markets, worldwide economic activity and our operations; uncertainties about our estimated oil, natural gas and natural gas liquids reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; the concentration of our operations in the Anadarko Basin; difficult and adverse conditions in the domestic and global capital and credit markets; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; lack of availability of drilling and production equipment and services; potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity risks; failure to realize expected value creation from property acquisitions and trades; access to capital and the timing of development expenditures; environmental, weather, drilling and other operating risks; regulatory changes, including potential shut-ins or production curtailments mandated by the Railroad Commission of Texas, the Oklahoma Corporation Commission and/or the Kansas Corporation Commission; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and our inability to re-establish their production; our ability to service our indebtedness; any downgrades in our credit ratings that could negatively impact our cost of and ability to access capital; cost inflation; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insider or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and risks related to our ability to expand our business, including through the recruitment and retention of qualified personnel. Please read the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, which is on file with the SEC, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.

As a result, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

3